UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2015

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

PCM, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on July 21, 2015. At that meeting, a total of 10,073,804 votes or proxies were tabulated, representing 83.33% of total eligible votes. As of June 5, 2015, the record date, there were 12,089,405 shares outstanding and entitled to vote. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections, approving the proposals:

1. Election of directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	NON-VOTES
Frank F. Khulusi	7,249,359	235,667	2,588,778
Thomas A. Maloof	7,062,480	422,546	2,588,778
Ronald B. Reck	6,858,086	626,940	2,588,778
Paul C. Heeschen	6,859,735	625,291	2,588,778

2. Proposal to approve an amendment to the PCM, Inc. 2012 Equity Incentive Plan:

FOR	AGAINST	ABSTENTIONS	NON-VOTES
6,637,315	811,039	36,672	2,588,778

3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

FOR	AGAINST	ABSTENTIONS
10,020,426	22,810	30,568

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: July 22, 2015	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

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